UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2013 (September 3, 2013)

UNILIFE CORPORATION

(Exact name of Registrant as Specified in Charter)

Delaware	001-34540	27-1049354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Cross Farm Lane, York, Pennsylvania	17406
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 384-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

As reported in Item 8.01 below, Unilife Corporation, through its subsidiary Unilife Medical Solutions, Inc. (“Unilife”), entered into a long-term supply contract on September 3, 2013 for the Unifill® syringe (the “Supply Contract”) with Sanofi Winthrop Industrie (“Sanofi”). The Supply Contract replaces and supersedes all other agreements previously signed by the parties regarding the Unifill® syringe platform. Accordingly, the Industrialization Agreement dated as of June 30, 2009 between Unilife and Sanofi (the “Industrialization Agreement”), and the Exclusivity Agreement dated as of June 30, 2008 between Unilife and Sanofi, as amended by the First Amendment to the Exclusivity Agreement dated as of June 29, 2009 (the “Exclusivity Agreement”), which were previously filed with the U.S. Securities and Exchange Commission, have been terminated. As a result of such termination, neither party shall have any further obligations under either the Industrialization Agreement or Exclusivity Agreement, including Unilife’s obligation to pay Sanofi a royalty on sales revenue or exclusivity fees received from other pharmaceutical companies on Unifill® products.

Item 8.01 Other Items

On September 9, 2013, Unilife issued a press release announcing it had entered into the Supply Contract with Sanofi.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated September 9, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Unilife Corporation

Date: September 9, 2013	By:	/s/ Alan Shortall
Alan D. Shortall
Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release dated September 9, 2013.